UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)

(203) 404-0410
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On February 27, 2020, based on a decision made by the Audit Committee (the “Audit Committee”) of the Board of Directors of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”), the Company notified PricewaterhouseCoopers LLP (“PwC”) that it was dismissed as the Company’s independent registered public accounting firm, effective immediately, as a result of a decision by the Audit Committee not to renew the engagement of PwC.

The audit reports of PwC on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period through February 27, 2020, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in its reports on the Company's consolidated financial statements for such periods, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified during the audit of the Company's consolidated Financial Statements as of and for the period ending December 31, 2017, all of which were satisfactorily remediated as of December 31, 2018. Specifically, as of and for the period ended December 31, 2017, there were material weaknesses identified in the Company’s internal control over financial reporting related to designing and maintaining (1) an effective control environment commensurate with its financial reporting requirements because of lack of sufficient number of trained professionals with appropriate accounting knowledge, training and experience, (2) accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of account reconciliations and journal entries, (3) formal accounting policies, processes and controls to analyze, account for and disclose complex transactions, (4) controls over our supervision and review of the completeness and accuracy of third-party vendors' computations supporting our common share valuations and (5) controls over the operating effectiveness of information technology controls for information systems relevant to the preparation of its financial statements. All such material weaknesses were remediated as of December 31, 2018 and there were no material weaknesses identified during the audit of the Company's consolidated Financial Statements as of and for the period ending December 31, 2019.

The Company provided PwC with a copy of this Current Report on Form 8-K (this "Report") prior to its filing with the Securities and Exchange Commission ("SEC") and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements and stating the respects, if any, in which PwC does not agree with such statements. A copy of PwC's letter dated March 4, 2020 to the SEC, stating that it agrees with the statements made in this Report, is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 2, 2020, based on a decision made by the Audit Committee, the Company engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2020. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through February 27, 2020, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number *	Exhibit Description
16.1	Letter of PricewaterhouseCoopers LLP, dated March 4, 2020
101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Buisness Reporting Language).
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.
	By:	/s/ Vlad Coric, M.D.
Date: March 4, 2020		Vlad Coric, M.D. Chief Executive Officer